Exhibit 99.1

Media	Investors
Ancel Martinez	John M. Campbell
415-222-3858	415-396-0523
Friday, January 12, 2018
WELLS FARGO REPORTS FOURTH QUARTER 2017 NET INCOME
OF $6.2 BILLION; DILUTED EPS OF $1.16
Full Year 2017 Net Income of $22.2 Billion; Diluted EPS of $4.10

▪	Full year 2017 financial results[1]:

◦	Net income of $22.2 billion, compared with $21.9 billion in 2016

◦	Diluted earnings per share (EPS) of $4.10, compared with $3.99

◦	Revenue of $88.4 billion, up from $88.3 billion

•	Net interest income of $49.6 billion, up $1.8 billion, or 4 percent

•	Noninterest income of $38.8 billion, down $1.7 billion, or 4 percent

◦	Average deposits of $1.3 trillion, up $54.1 billion, or 4 percent

◦	Average loans of $956.1 billion, up $6.2 billion, or 1 percent

◦	Return on assets (ROA) of 1.15 percent and return on equity (ROE) of 11.35 percent

◦	Net charge-offs of 0.31 percent of average loans, down from 0.37 percent

◦	Nonaccrual loans of $8.0 billion, down $2.3 billion, or 23 percent

◦	Returned $14.5 billion to shareholders through common stock dividends and net share repurchases, up 16 percent from $12.5 billion

•	Net share repurchases of $6.8 billion, up 42 percent

•	Period-end common shares outstanding of 4.9 billion, down 124.5 million shares, or 2 percent

▪	Fourth quarter 2017 financial results included:

◦	$3.35 billion after-tax benefit, or $0.67 per share, from the Tax Cuts & Jobs Act (Tax Act)

•	$3.89 billion estimated tax benefit from the reduction to net deferred income taxes

•	$370 million after-tax loss from adjustments related to leveraged leases, low income housing and tax-advantaged renewable energy investments

•	$173 million tax expense from estimated deemed repatriation

◦	$848 million pre-tax gain, or $0.11 per share, on sale of Wells Fargo Insurance Services USA

◦
$3.25 billion pre-tax expense, or $(0.59) per share, from litigation accruals for a variety of matters, including mortgage-related regulatory investigations, sales practices, and other consumer-related matters; a majority of this expense was not tax deductible

Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2017, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Selected Financial Information

		Quarter ended		Year ended Dec. 31,
	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	2017	2016
Earnings (a)
Diluted earnings per common share	$1.16	0.83	0.96	4.10	3.99
Wells Fargo net income (in billions)	6.15	4.54	5.27	22.18	21.94
Return on assets (ROA)	1.26%	0.93	1.08	1.15	1.16
Return on equity (ROE)	12.47	8.96	10.94	11.35	11.49
Return on average tangible common equity (ROTCE) (b)	14.85	10.66	13.16	13.55	13.85
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.31%	0.30	0.37	0.31	0.37
Allowance for credit losses as a % of total loans	1.25	1.27	1.30	1.25	1.30
Allowance for credit losses as a % of annualized net charge-offs	401	426	348	408	356
Other
Revenue (in billions) (a)	$22.1	21.8	21.6	88.4	88.3
Efficiency ratio (a)(c)	76.2%	65.7	61.2	66.2	59.3
Average loans (in billions)	$951.8	952.3	964.1	956.1	950.0
Average deposits (in billions)	1,311.6	1,306.4	1,284.2	1,304.6	1,250.6
Net interest margin (a)	2.84%	2.86	2.87	2.87	2.86

(a)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

(b)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(c)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $6.2 billion, or $1.16 per diluted common share, for fourth quarter 2017, compared with $5.3 billion, or $0.96 per share, for fourth quarter 2016, and $4.5 billion, or $0.83 per share, for third quarter 2017.
Chief Executive Officer Tim Sloan said, “In 2017 we continued executing on our plan to build a better bank for the future, and I'm proud of the hard work and dedication of our team members to put our customers first as we transform Wells Fargo. Over the past year we have invested billions of dollars into our business and capabilities including risk management, accelerated the pace of innovation, increased our commitment to communities, enhanced team member benefits, and continued to execute on our business strategies to provide long-term value to our shareholders. The progress we made over the past year was evident in the fourth quarter in higher deposits, loan growth particularly in commercial loans, increased debit and credit card transactions, and record client assets under management in Wealth and Investment Management. While we faced challenges in 2017, we are a much better company today than we were a year ago, and I am confident that this year Wells Fargo will be even better.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $6.2 billion of net income in the fourth quarter, which included a net benefit from the Tax Cuts & Jobs Act and a gain on the sale of Wells Fargo Insurance Services, partially offset by litigation accruals. Compared with the third quarter we grew both loans and deposits, and our credit performance, liquidity and capital remained exceptionally strong. We returned a record $14.5 billion to shareholders through common stock dividends and net share repurchases in 2017, up 16 percent, and returning more capital to shareholders remains a priority. We've made progress on our efficiency initiatives and remain committed to our target of $2 billion of expense reductions by the end of 2018, which are being used to support our investments in the business, and an additional $2 billion by the end of 2019. In addition, by the beginning of 2019 we expect the amortization of core deposit intangible expense ($769 million in 2018) and the FDIC special assessment to be complete.”
Net Interest Income
Net interest income in fourth quarter 2017 was $12.3 billion, down $136 million, compared with third quarter 2017, driven primarily by a negative $183 million one-time adjustment related to leveraged leases due to the Tax Act, which reduced loan yields in the fourth quarter, partially offset by a modest net benefit from all other growth, repricing and variable items.
Net interest margin was 2.84 percent, down 2 basis points from third quarter 2017. The negative impacts from the one-time adjustment to leveraged leases and growth in average deposits were partially offset by lower average long-term debt and a modest net benefit from all other growth, repricing and variable items.
Noninterest Income
Noninterest income in the fourth quarter was $9.7 billion, compared with $9.4 billion in third quarter 2017. Fourth quarter noninterest income reflected higher other income, trust and investment fees, and market sensitive revenue2, partially offset by lower mortgage banking and deposit service charges.

•	Deposit service charges of $1.2 billion were down $30 million in the fourth quarter driven by the impact of customer-friendly changes including the launch of Overdraft RewindSM in November.

•
Trust and investment fees were $3.7 billion, compared with $3.6 billion in third quarter 2017, as higher asset-based fees and retail brokerage transaction activity were partially offset by lower investment banking fees.

•
Mortgage banking noninterest income was $928 million, compared with $1.0 billion in third quarter 2017. Residential mortgage loan originations were $53 billion in the fourth quarter, down from $59 billion in the third quarter. The production margin on residential held-for-sale mortgage loan originations[3] was 1.25 percent, compared with 1.24 percent in the third quarter. Mortgage servicing income was $262 million in the fourth quarter, down from $309 million in the third quarter.

•	Market sensitive revenue was $728 million, compared with $649 million in third quarter 2017, driven by higher net gains from equity investments.

•
Other income was $405 million, compared with $47 million in the third quarter. Fourth quarter 2017 included an $848 million gain on the previously announced sale of Wells Fargo Insurance Services USA, which was partially offset by $414 million of impairments on low income housing and renewable energy investments due to the Tax Act.

Noninterest Expense
Noninterest expense in the fourth quarter was $16.8 billion, compared with $14.4 billion in the prior quarter. Fourth quarter expenses included operating losses of $3.5 billion, up from $1.3 billion in the third quarter, primarily reflecting litigation accruals for a variety of matters, including mortgage-related regulatory investigations, sales practices, and other consumer-related matters. Fourth quarter expenses also included higher charitable donations
2 Market sensitive revenue represents net gains from trading activities, debt securities and equity investments.
3 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 41 for more information.

(up $103 million from the third quarter), commission and incentive compensation expense, outside professional services, and typically higher equipment and advertising expense, which were partially offset by a $117 million gain on the sale of a corporate property. The efficiency ratio was 76.2 percent in fourth quarter 2017, up from 65.7 percent in the third quarter, driven primarily by higher operating losses.
Income Taxes
The Company’s fourth quarter income tax expense was a $1.6 billion benefit and reflected the estimated impact of the Tax Act, including a benefit of $3.89 billion resulting from the re-measurement of the Company's estimated net deferred tax liability as of December 31, 2017, partially offset by $173 million of tax expense relating to the estimated tax impact of the deemed repatriation of the Company's previously undistributed foreign earnings. The fourth quarter income tax benefit was also adversely impacted by a $1.0 billion tax effect relating to the impact of discrete non-deductible items (primarily litigation accruals). The full year 2017 effective income tax rate was 18.1 percent. The Company currently expects its full year 2018 effective income tax rate to be approximately 19 percent.
Loans
Total average loans were $951.8 billion in the fourth quarter, down $521 million from the third quarter. Period-end loan balances were $956.8 billion at December 31, 2017, up $4.9 billion from September 30, 2017. Commercial loans were up $3.2 billion from September 30, 2017 with growth in commercial and industrial loans, partially offset by declines in commercial real estate loans. Consumer loans increased $1.7 billion from the prior quarter, as growth in real estate 1-4 family first mortgage loans and consumer credit card loans was partially offset by expected declines in automobile loans and the junior lien mortgage portfolio.
Period-End Loan Balances

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Commercial	$503,388	500,150	505,901	505,004	506,536
Consumer	453,382	451,723	451,522	453,401	461,068
Total loans	$956,770	951,873	957,423	958,405	967,604
Change from prior quarter	$4,897	(5,550)	(982)	(9,199)	6,278

Investment Securities
Investment securities were $416.4 billion at December 31, 2017, up $1.8 billion from the third quarter, as approximately $20.9 billion of purchases, mostly federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, were partially offset by run-off and sales.
Net unrealized gains on available-for-sale securities declined to $1.5 billion at December 31, 2017, compared with $1.8 billion at September 30, 2017, primarily due to gains realized in the fourth quarter. Modestly higher Treasury yields were largely offset by tighter credit and agency MBS spreads during the quarter.

Deposits
Total average deposits for fourth quarter 2017 were $1.3 trillion, up $5.2 billion from the prior quarter. The average deposit cost for fourth quarter 2017 was 28 basis points, up 2 basis points from the prior quarter and 16 basis points from a year ago, primarily driven by an increase in commercial and Wealth and Investment Management deposit rates.

Capital
Capital levels remained strong in the fourth quarter, with a Common Equity Tier 1 ratio (fully phased-in) of 11.9 percent4, compared with 11.8 percent in the prior quarter. In fourth quarter 2017, the Company repurchased 51.4 million shares of its common stock, which reduced period-end common shares outstanding by 36.3 million.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate was 0.31 percent (annualized), compared with 0.30 percent in the prior quarter. Commercial and consumer losses were 0.09 percent and 0.56 percent, respectively. Total credit losses were $751 million in fourth quarter 2017, up $34 million from third quarter 2017. Commercial losses were up $2 million on lower recoveries in commercial real estate loans. Consumer losses increased $32 million, as higher recoveries on consumer real estate loans and lower losses on automobile loans were offset by higher credit card losses driven by seasonality and portfolio seasoning.
Net Loan Charge-Offs

	Quarter ended
	December 31, 2017		September 30, 2017		June 30, 2017
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$118	0.14%	$125	0.15%	$78	0.10%
Real estate mortgage	(10)	(0.03)	(3)	(0.01)	(6)	(0.02)
Real estate construction	(3)	(0.05)	(15)	(0.24)	(4)	(0.05)
Lease financing	10	0.20	6	0.12	7	0.15
Total commercial	115	0.09	113	0.09	75	0.06
Consumer:
Real estate 1-4 family first mortgage	(23)	(0.03)	(16)	(0.02)	(16)	(0.02)
Real estate 1-4 family junior lien mortgage	(7)	(0.06)	1	—	(4)	(0.03)
Credit card	336	3.66	277	3.08	320	3.67
Automobile	188	1.38	202	1.41	126	0.86
Other revolving credit and installment	142	1.46	140	1.44	154	1.58
Total consumer	636	0.56	604	0.53	580	0.51
Total	$751	0.31%	$717	0.30%	$655	0.27%

(a)
Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

4 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Nonperforming Assets
Nonperforming assets decreased $647 million, or 7 percent, from third quarter 2017 to $8.7 billion. Nonaccrual loans decreased $583 million from third quarter 2017 to $8.0 billion primarily driven by lower commercial and industrial nonaccruals reflecting continued improvement in the oil and gas portfolio, as well as continued declines in consumer real estate nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	December 31, 2017		September 30, 2017		June 30, 2017
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,899	0.57%	$2,397	0.73%	$2,632	0.79%
Real estate mortgage	628	0.50	593	0.46	630	0.48
Real estate construction	37	0.15	38	0.15	34	0.13
Lease financing	76	0.39	81	0.42	89	0.46
Total commercial	2,640	0.52	3,109	0.62	3,385	0.67
Consumer:
Real estate 1-4 family first mortgage	4,122	1.45	4,213	1.50	4,413	1.60
Real estate 1-4 family junior lien mortgage	1,086	2.73	1,101	2.68	1,095	2.56
Automobile	130	0.24	137	0.25	104	0.18
Other revolving credit and installment	58	0.15	59	0.15	59	0.15
Total consumer	5,396	1.19	5,510	1.22	5,671	1.26
Total nonaccrual loans	8,036	0.84	8,619	0.91	9,056	0.95
Foreclosed assets:
Government insured/guaranteed	120		137		149
Non-government insured/guaranteed	522		569		632
Total foreclosed assets	642		706		781
Total nonperforming assets	$8,678	0.91%	$9,325	0.98%	$9,837	1.03%
Change from prior quarter:
Total nonaccrual loans	$(583)		$(437)		$(703)
Total nonperforming assets	(647)		(512)		(827)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.0 billion at December 31, 2017, down $149 million from September 30, 2017. Fourth quarter 2017 included a $100 million reserve release5, reflecting continued strong credit performance. The allowance coverage for total loans was 1.25 percent compared with 1.27 percent in third quarter 2017. The allowance covered 4.0 times annualized fourth quarter net charge-offs, compared with 4.3 times in the prior quarter. The allowance coverage for nonaccrual loans was 149 percent at December 31, 2017, compared with 141 percent at September 30, 2017. The Company believes the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2017.

5 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
Community Banking (a)	$3,673	2,176	2,733
Wholesale Banking (a)	2,148	2,045	2,194
Wealth and Investment Management	659	710	653

(a)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations in support of the other operating segments and results of investments in our affiliated venture capital partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
Total revenue (a)	$12,028	11,984	11,661
Provision for credit losses	636	650	631
Noninterest expense	10,200	7,834	6,985
Segment net income (a)	3,673	2,176	2,733
(in billions)
Average loans	473.5	473.5	488.1
Average assets	974.0	988.9	1,000.7
Average deposits	738.1	734.5	709.8

(a)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Community Banking reported net income of $3.7 billion, up $1.5 billion, or 69 percent, from third quarter 2017. Fourth quarter income tax expense reflected the estimated impact of the Tax Act to the Company and the impact of discrete non-deductible items, primarily litigation accruals. Revenue in the fourth quarter was $12.0 billion, flat compared with third quarter 2017, and included lower net interest income, mortgage banking revenue, and service charges on deposit accounts, offset by higher market sensitive revenue and trust and investment fees. Noninterest expense increased $2.4 billion, or 30 percent, compared with third quarter 2017, driven primarily by litigation accruals. The provision for credit losses decreased $14 million from the prior quarter.

Net income was up $940 million, or 34 percent, from fourth quarter 2016, and included the income tax benefit from the Tax Act. Revenue increased $367 million, or 3 percent, compared with a year ago due to higher market sensitive revenue and other income, partially offset by lower mortgage banking revenue, service charges on deposit accounts, and net interest income. Noninterest expense increased $3.2 billion, or 46 percent, from a year ago primarily driven by litigation accruals. The provision for credit losses increased $5 million from a year ago.

Retail Banking and Consumer Payments, Virtual Solutions and Innovation

•	1.6 million branch customer experience surveys completed during 2017, both ‘Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores improved in fourth quarter from third quarter

•	5,861 retail bank branches as of the end of fourth quarter 2017, reflecting 214 branch consolidations for full year 2017

•
For the 15th consecutive year, America's #1 small business lender and #1 lender to small businesses in low-and moderate-income areas (loans under $1 million; 2016 Community Reinvestment Act data, released November 2017)

•	Primary consumer checking customers[6],[7] up 0.2 percent year-over-year

•	Debit card point-of-sale purchase volume[8] of $83.1 billion in fourth quarter, up 6 percent year-over-year

•	Credit card point-of-sale purchase volume of $19.1 billion in fourth quarter, up 6 percent year-over-year

•	Credit card penetration in retail banking households of 45.3 percent[9]

•	28.1 million digital (online and mobile) active customers, including 21.2 million mobile active users7, [10]

•	Bank Monitor Awards provided Wells Fargo a Gold Medal, the highest level, in Website Design and Usability (December 2017)

•	Dynatrace (formerly Keynote) ranked Wells Fargo #1 in Functionality, Open Accounts, and Transact in its fourth quarter Online Banking Scorecard (November 2017)
Consumer Lending

•	Home Lending

◦	Originations of $53 billion, down from $59 billion in prior quarter

◦	Applications of $63 billion, down from $73 billion in prior quarter

◦	Application pipeline of $23 billion at quarter end, down from $29 billion at September 30, 2017

•
Automobile originations of $4.3 billion in fourth quarter, flat compared with prior quarter and down 33 percent from prior year, as proactive steps to tighten underwriting standards resulted in lower origination volume

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of November 2017, comparisons with November 2016.
8 Combined consumer and business debit card purchase volume dollars.
9 Penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts (determined principally based on whether the account was activated by the customer) identified by a third party consulting firm in August 2017 because the maximum impact in any one quarter was not greater than 127 bps.
10 Primarily includes retail banking, consumer lending, small business and business banking customers.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Commercial Real Estate, Corporate Banking, Financial Institutions Group, Government and Institutional Banking, Middle Market Banking, Principal Investments, Treasury Management, Wells Fargo Commercial Capital, and Wells Fargo Securities.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
Total revenue (a)	$7,094	7,084	7,153
Provision for credit losses	20	69	168
Noninterest expense	4,204	4,248	4,002
Segment net income (a)	2,148	2,045	2,194
(in billions)
Average loans	463.5	463.8	461.5
Average assets	837.3	824.3	811.9
Average deposits	465.7	463.4	459.2

(a)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Wholesale Banking reported net income of $2.1 billion, up $103 million, or 5 percent, from third quarter 2017. Fourth quarter results included the loss from adjustments related to leveraged leases and other tax advantaged businesses due to the Tax Act, as well as a gain related to the completion of the previously announced sale of Wells Fargo Insurance Services USA (WFIS). Revenue of $7.1 billion was flat compared with the prior quarter, as the gain related to the sale of WFIS was offset by the impact of the Tax Act and lower market sensitive revenue. Net interest income decreased $134 million, or 3 percent, as the impact to leveraged leases due to the Tax Act was partially offset by higher trading related income and a modest benefit from higher interest rates. Noninterest income increased $144 million, or 5 percent, as the gain related to the sale of WFIS and higher commercial real estate brokerage fees were partially offset by impairments on low income housing and tax-advantaged renewable energy investments due to the Tax Act, lower market sensitive revenue and one less month of WFIS operating income. Noninterest expense decreased $44 million, or 1 percent, from the prior quarter reflecting one less month of WFIS operating expenses and lower operating lease expense. The provision for credit losses decreased $49 million from the prior quarter, primarily due to a reserve release in the fourth quarter.
Net income of $2.1 billion decreased $46 million, or 2 percent, from fourth quarter 2016. Revenue decreased $59 million, or 1 percent, from fourth quarter 2016, as lower net interest income was partially offset by higher noninterest income. Net interest income decreased $112 million, or 3 percent, from fourth quarter 2016, as the impact to leveraged leases due to the Tax Act was partially offset by the impact of rising interest rates. Noninterest income increased $53 million, or 2 percent, from a year ago as the gain related to the sale of WFIS and higher market sensitive revenue were partially offset by impairments on low income housing and tax-advantaged renewable energy investments due to the Tax Act, lower investment banking results, and one less month of WFIS operating income. Noninterest expense increased $202 million, or 5 percent, from a year ago reflecting increased personnel expense and higher regulatory, risk, cyber and technology expenses. The provision for credit losses decreased $148 million from a year ago primarily due to improvements in the oil and gas portfolio.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016
Total revenue	$4,305	4,246	4,074
Provision (reversal of provision) for credit losses	(7)	(1)	3
Noninterest expense	3,244	3,106	3,042
Segment net income	659	710	653
(in billions)
Average loans	72.8	72.4	70.0
Average assets	209.3	213.4	220.4
Average deposits	184.2	188.1	194.9

Wealth and Investment Management reported net income of $659 million, down $51 million, or 7 percent, from third quarter 2017. Revenue of $4.3 billion increased $59 million from the prior quarter, primarily due to higher asset-based fees and transaction revenue, partially offset by lower net interest income. Noninterest expense increased $138 million, or 4 percent, from the prior quarter, primarily due to higher non-personnel expense and broker commissions.

Net income was up $6 million, or 1 percent, from fourth quarter 2016. Revenue increased $231 million, or 6 percent, from a year ago primarily driven by higher asset-based fees, higher net interest income, and higher gains on deferred compensation plan investments (offset in employee benefits expense), partially offset by lower transaction revenue. Noninterest expense increased $202 million, or 7 percent, from a year ago, primarily due to higher regulatory, risk, cyber and technology expenses, as well as higher broker commissions and deferred compensation plan expense (offset in trading revenue), partially offset by lower other non-personnel expense.

•	WIM total client assets reached a record-high of $1.9 trillion, up 11 percent from a year ago, driven by higher market valuations

•
Fourth quarter 2017 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were flat compared with the prior quarter and up 12 percent from prior year

Retail Brokerage

•	Client assets of $1.7 trillion, up 11 percent from prior year

•	Advisory assets of $543 billion, up 17 percent from prior year, primarily driven by higher market valuations and positive net flows

•	Continued loan growth, with average balances up 7 percent from prior year largely due to growth in non-conforming mortgage loans

Wealth Management

•	Client assets of $248 billion, up 7 percent from prior year

•	Average loan balances up 3 percent from prior year primarily driven by continued growth in non-conforming mortgage loans

Asset Management

•	Total assets under management of $504 billion, up 5 percent from prior year as higher market valuations, positive fixed income and money market net flows were partially offset by equity net outflows

Retirement

•	IRA assets of $410 billion, up 8 percent from prior year

•	Institutional Retirement plan assets of $393 billion, up 12 percent from prior year

Conference Call
The Company will host a live conference call on Friday, January 12, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~6099528.

A replay of the conference call will be available beginning at 10:00 a.m. PT (1:00 p.m. ET) on Friday, January 12 through Friday, January 26. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #6099528. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~6099528.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters (including the impact of the Tax Cuts & Jobs Act), geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
losses related to recent hurricanes, which primarily affected Texas, Florida and Puerto Rico, and related to recent California wildfires, in each case including from damage or loss to our collateral for loans in our consumer and commercial loan portfolios and from the impact on the ability of our borrowers to repay their loans;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $2.0 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investments, mortgage, and consumer and commercial finance through more than 8,300 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 263,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2017 rankings of America’s largest corporations.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec 31, 2017 from		Year ended
($ in millions, except per share amounts)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Sep 30, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016	% Change
For the Period
Wells Fargo net income (1)	$6,151	4,542	5,274	35%	17	$22,183	21,938	1%
Wells Fargo net income applicable to common stock (1)	5,740	4,131	4,872	39	18	20,554	20,373	1
Diluted earnings per common share (1)	1.16	0.83	0.96	40	21	4.10	3.99	3
Profitability ratios (annualized) (1):
Wells Fargo net income to average assets (ROA)	1.26%	0.93	1.08	35	17	1.15%	1.16	(1)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.47	8.96	10.94	39	14	11.35	11.49	(1)
Return on average tangible common equity (ROTCE)(2)	14.85	10.66	13.16	39	13	13.55	13.85	(2)
Efficiency ratio (1)(3)	76.2	65.7	61.2	16	25	66.2	59.3	12
Total revenue (1)	$22,050	21,849	21,582	1	2	$88,389	88,267	—
Pre-tax pre-provision profit (PTPP) (1)(4)	5,250	7,498	8,367	(30)	(37)	29,905	35,890	(17)
Dividends declared per common share	0.390	0.390	0.380	—	3	1.540	1.515	2
Average common shares outstanding	4,912.5	4,948.6	5,025.6	(1)	(2)	4,964.6	5,052.8	(2)
Diluted average common shares outstanding	4,963.1	4,996.8	5,078.2	(1)	(2)	5,017.3	5,108.3	(2)
Average loans	$951,822	952,343	964,147	—	(1)	$956,129	949,960	1
Average assets (1)	1,935,318	1,938,461	1,944,250	—	—	1,933,005	1,885,441	3
Average total deposits	1,311,592	1,306,356	1,284,158	—	2	1,304,622	1,250,566	4
Average consumer and small business banking deposits (5)	757,541	755,094	749,946	—	1	758,271	732,620	4
Net interest margin (1)	2.84%	2.86	2.87	(1)	(1)	2.87%	2.86	—
At Period End
Investment securities	$416,420	414,633	407,947	—	2	$416,420	407,947	2
Loans	956,770	951,873	967,604	1	(1)	956,770	967,604	(1)
Allowance for loan losses	11,004	11,078	11,419	(1)	(4)	11,004	11,419	(4)
Goodwill	26,587	26,581	26,693	—	—	26,587	26,693	—
Assets (1)	1,951,757	1,934,880	1,930,115	1	1	1,951,757	1,930,115	1
Deposits	1,335,991	1,306,706	1,306,079	2	2	1,335,991	1,306,079	2
Common stockholders' equity (1)	183,134	181,920	176,469	1	4	183,134	176,469	4
Wells Fargo stockholders’ equity (1)	206,936	205,722	199,581	1	4	206,936	199,581	4
Total equity (1)	208,079	206,617	200,497	1	4	208,079	200,497	4
Tangible common equity (1)(2)	153,730	152,694	146,737	1	5	153,730	146,737	5
Common shares outstanding	4,891.6	4,927.9	5,016.1	(1)	(2)	4,891.6	5,016.1	(2)
Book value per common share (1)(6)	$37.44	36.92	35.18	1	6	$37.44	35.18	6
Tangible book value per common share (1)(2)(6)	31.43	30.99	29.25	1	7	31.43	29.25	7
Common stock price:
High	62.24	56.45	58.02	10	7	62.24	58.02	7
Low	52.84	49.28	43.55	7	21	49.28	43.55	13
Period end	60.67	55.15	55.11	10	10	60.67	55.11	10
Team members (active, full-time equivalent)	262,700	268,000	269,100	(2)	(2)	262,700	269,100	(2)

(1)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities in fourth quarter 2017. The retrospective application of the changes to certain hedging strategies resulted in a cumulative effect adjustment to opening retained earnings effective January 1, 2017. The adjustment reduced retained earnings by $381 million and increased other comprehensive income by $168 million. The effect of adoption on previously reported September 30, 2017, year-to-date net income resulted in an increase of $169 million ($242 million pre-tax) and a decrease in other comprehensive income of $163 million. Other affected financial information, including financial ratios, has been revised to reflect this adoption.

(2)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(4)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(5)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
For the Quarter
Wells Fargo net income (1)	$6,151	4,542	5,856	5,634	5,274
Wells Fargo net income applicable to common stock (1)	5,740	4,131	5,450	5,233	4,872
Diluted earnings per common share (1)	1.16	0.83	1.08	1.03	0.96
Profitability ratios (annualized) (1):
Wells Fargo net income to average assets (ROA)	1.26%	0.93	1.22	1.18	1.08
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.47	8.96	12.06	11.96	10.94
Return on average tangible common equity (ROTCE)(2)	14.85	10.66	14.41	14.35	13.16
Efficiency ratio (1)(3)	76.2	65.7	60.9	62.0	61.2
Total revenue (1)	$22,050	21,849	22,235	22,255	21,582
Pre-tax pre-provision profit (PTPP) (1)(4)	5,250	7,498	8,694	8,463	8,367
Dividends declared per common share	0.39	0.39	0.38	0.38	0.38
Average common shares outstanding	4,912.5	4,948.6	4,989.9	5,008.6	5,025.6
Diluted average common shares outstanding	4,963.1	4,996.8	5,037.7	5,070.4	5,078.2
Average loans	$951,822	952,343	956,879	963,645	964,147
Average assets (1)	1,935,318	1,938,461	1,927,021	1,931,040	1,944,250
Average total deposits	1,311,592	1,306,356	1,301,195	1,299,191	1,284,158
Average consumer and small business banking deposits (5)	757,541	755,094	760,149	758,754	749,946
Net interest margin (1)	2.84%	2.86	2.90	2.87	2.87
At Quarter End
Investment securities	$416,420	414,633	409,594	407,560	407,947
Loans	956,770	951,873	957,423	958,405	967,604
Allowance for loan losses	11,004	11,078	11,073	11,168	11,419
Goodwill	26,587	26,581	26,573	26,666	26,693
Assets (1)	1,951,757	1,934,880	1,930,792	1,951,501	1,930,115
Deposits	1,335,991	1,306,706	1,305,830	1,325,444	1,306,079
Common stockholders' equity (1)	183,134	181,920	181,233	178,209	176,469
Wells Fargo stockholders’ equity (1)	206,936	205,722	205,034	201,321	199,581
Total equity (1)	208,079	206,617	205,949	202,310	200,497
Tangible common equity (1)(2)	153,730	152,694	151,868	148,671	146,737
Common shares outstanding	4,891.6	4,927.9	4,966.8	4,996.7	5,016.1
Book value per common share (1)(6)	$37.44	36.92	36.49	35.67	35.18
Tangible book value per common share (1)(2)(6)	31.43	30.99	30.58	29.75	29.25
Common stock price:
High	62.24	56.45	56.60	59.99	58.02
Low	52.84	49.28	50.84	53.35	43.55
Period end	60.67	55.15	55.41	55.66	55.11
Team members (active, full-time equivalent)	262,700	268,000	270,600	272,800	269,100

(1)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities in fourth quarter 2017. The retrospective application of the changes to certain hedging strategies resulted in a cumulative effect adjustment to opening retained earnings effective January 1, 2017. The adjustment reduced retained earnings by $381 million and increased other comprehensive income by $168 million. The effect of adoption on previously reported September 30, 2017, year-to-date net income resulted in an increase of $169 million ($242 million pre-tax) and a decrease in other comprehensive income of $163 million. Other affected financial information, including financial ratios, has been revised to reflect this adoption.

(2)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(4)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(5)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Interest income
Trading assets	$821	745	10%	$2,928	2,506	17%
Investment securities	2,669	2,512	6	10,664	9,248	15
Mortgages held for sale	196	235	(17)	786	784	—
Loans held for sale	2	2	—	12	9	33
Loans	10,367	10,128	2	41,388	39,505	5
Other interest income	903	436	107	3,131	1,611	94
Total interest income	14,958	14,058	6	58,909	53,663	10
Interest expense
Deposits	931	400	133	3,013	1,395	116
Short-term borrowings	255	101	152	758	330	130
Long-term debt	1,344	1,061	27	5,157	3,830	35
Other interest expense	115	94	22	424	354	20
Total interest expense	2,645	1,656	60	9,352	5,909	58
Net interest income	12,313	12,402	(1)	49,557	47,754	4
Provision for credit losses	651	805	(19)	2,528	3,770	(33)
Net interest income after provision for credit losses	11,662	11,597	1	47,029	43,984	7
Noninterest income
Service charges on deposit accounts	1,246	1,357	(8)	5,111	5,372	(5)
Trust and investment fees	3,687	3,698	—	14,495	14,243	2
Card fees	996	1,001	—	3,960	3,936	1
Other fees	913	962	(5)	3,557	3,727	(5)
Mortgage banking	928	1,417	(35)	4,350	6,096	(29)
Insurance	223	262	(15)	1,049	1,268	(17)
Net gains (losses) from trading activities	132	(109)	NM	1,053	834	26
Net gains on debt securities	157	145	8	479	942	(49)
Net gains from equity investments	439	306	43	1,268	879	44
Lease income	458	523	(12)	1,907	1,927	(1)
Other	558	(382)	NM	1,603	1,289	24
Total noninterest income	9,737	9,180	6	38,832	40,513	(4)
Noninterest expense
Salaries	4,403	4,193	5	17,363	16,552	5
Commission and incentive compensation	2,665	2,478	8	10,442	10,247	2
Employee benefits	1,293	1,101	17	5,566	5,094	9
Equipment	608	642	(5)	2,237	2,154	4
Net occupancy	715	710	1	2,849	2,855	—
Core deposit and other intangibles	288	301	(4)	1,152	1,192	(3)
FDIC and other deposit assessments	312	353	(12)	1,287	1,168	10
Other	6,516	3,437	90	17,588	13,115	34
Total noninterest expense	16,800	13,215	27	58,484	52,377	12
Income before income tax expense	4,599	7,562	(39)	27,377	32,120	(15)
Income tax expense (benefit)	(1,642)	2,258	NM	4,917	10,075	(51)
Net income before noncontrolling interests	6,241	5,304	18	22,460	22,045	2
Less: Net income from noncontrolling interests	90	30	200	277	107	159
Wells Fargo net income	$6,151	5,274	17	$22,183	21,938	1
Less: Preferred stock dividends and other	411	402	2	1,629	1,565	4
Wells Fargo net income applicable to common stock	$5,740	4,872	18	$20,554	20,373	1
Per share information
Earnings per common share	$1.17	0.97	21	$4.14	4.03	3
Diluted earnings per common share	1.16	0.96	21	4.10	3.99	3
Dividends declared per common share	0.390	0.380	3	1.540	1.515	2
Average common shares outstanding	4,912.5	5,025.6	(2)	4,964.6	5,052.8	(2)
Diluted average common shares outstanding	4,963.1	5,078.2	(2)	5,017.3	5,108.3	(2)
NM – Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Interest income
Trading assets	$821	754	710	643	745
Investment securities (1)	2,669	2,650	2,681	2,664	2,512
Mortgages held for sale (1)	196	217	191	182	235
Loans held for sale	2	5	4	1	2
Loans	10,367	10,522	10,358	10,141	10,128
Other interest income	903	896	750	582	436
Total interest income (1)	14,958	15,044	14,694	14,213	14,058
Interest expense
Deposits (1)	931	869	677	536	400
Short-term borrowings	255	226	163	114	101
Long-term debt (1)	1,344	1,391	1,275	1,147	1,061
Other interest expense	115	109	108	92	94
Total interest expense (1)	2,645	2,595	2,223	1,889	1,656
Net interest income (1)	12,313	12,449	12,471	12,324	12,402
Provision for credit losses	651	717	555	605	805
Net interest income after provision for credit losses	11,662	11,732	11,916	11,719	11,597
Noninterest income
Service charges on deposit accounts	1,246	1,276	1,276	1,313	1,357
Trust and investment fees	3,687	3,609	3,629	3,570	3,698
Card fees	996	1,000	1,019	945	1,001
Other fees	913	877	902	865	962
Mortgage banking	928	1,046	1,148	1,228	1,417
Insurance	223	269	280	277	262
Net gains (losses) from trading activities	132	245	237	439	(109)
Net gains on debt securities	157	166	120	36	145
Net gains from equity investments	439	238	188	403	306
Lease income	458	475	493	481	523
Other (1)	558	199	472	374	(382)
Total noninterest income (1)	9,737	9,400	9,764	9,931	9,180
Noninterest expense
Salaries	4,403	4,356	4,343	4,261	4,193
Commission and incentive compensation	2,665	2,553	2,499	2,725	2,478
Employee benefits	1,293	1,279	1,308	1,686	1,101
Equipment	608	523	529	577	642
Net occupancy	715	716	706	712	710
Core deposit and other intangibles	288	288	287	289	301
FDIC and other deposit assessments	312	314	328	333	353
Other	6,516	4,322	3,541	3,209	3,437
Total noninterest expense	16,800	14,351	13,541	13,792	13,215
Income before income tax expense (1)	4,599	6,781	8,139	7,858	7,562
Income tax expense (benefit) (1)	(1,642)	2,181	2,245	2,133	2,258
Net income before noncontrolling interests (1)	6,241	4,600	5,894	5,725	5,304
Less: Net income from noncontrolling interests	90	58	38	91	30
Wells Fargo net income (1)	$6,151	4,542	5,856	5,634	5,274
Less: Preferred stock dividends and other	411	411	406	401	402
Wells Fargo net income applicable to common stock (1)	$5,740	4,131	5,450	5,233	4,872
Per share information
Earnings per common share (1)	$1.17	0.83	1.09	1.05	0.97
Diluted earnings per common share (1)	1.16	0.83	1.08	1.03	0.96
Dividends declared per common share	0.390	0.390	0.380	0.380	0.380
Average common shares outstanding	4,912.5	4,948.6	4,989.9	5,008.6	5,025.6
Diluted average common shares outstanding	4,963.1	4,996.8	5,037.7	5,070.4	5,078.2

(1)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Dec 31,		%	Year ended Dec 31,		%
(in millions)	2017	2016	Change	2017	2016	Change
Wells Fargo net income	$6,151	5,274	17%	$22,183	21,938	1%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	(106)	(5,936)	(98)	2,719	(3,458)	NM
Reclassification of net gains to net income	(215)	(239)	(10)	(737)	(1,240)	(41)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(558)	(2,434)	(77)	(540)	177	NM
Reclassification of net gains on cash flow hedges to net income	(83)	(246)	(66)	(543)	(1,029)	(47)
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	45	422	(89)	49	(52)	NM
Amortization of net actuarial loss, settlements and other to net income	33	43	(23)	153	158	(3)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	10	(30)	NM	96	(3)	NM
Other comprehensive income (loss), before tax	(874)	(8,420)	(90)	1,197	(5,447)	NM
Income tax benefit (expense) related to other comprehensive income	319	3,106	(90)	(434)	1,996	NM
Other comprehensive income (loss), net of tax	(555)	(5,314)	(90)	763	(3,451)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(33)	7	NM	(62)	(17)	265
Wells Fargo other comprehensive income (loss), net of tax	(522)	(5,321)	(90)	825	(3,434)	NM
Wells Fargo comprehensive income (loss)	5,629	(47)	NM	23,008	18,504	24
Comprehensive income from noncontrolling interests	57	37	54	215	90	139
Total comprehensive income (loss)	$5,686	(10)	NM	$23,223	18,594	25
NM – Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Balance, beginning of period (1)	$206,617	205,949	202,310	200,497	203,958
Cumulative effect from change in hedge accounting (1)	—	—	—	(213)	—
Wells Fargo net income (1)	6,151	4,542	5,856	5,634	5,274
Wells Fargo other comprehensive income (loss), net of tax (1)	(522)	526	1,005	(184)	(5,321)
Noncontrolling interests	247	(20)	(75)	75	(13)
Common stock issued	436	254	252	1,406	610
Common stock repurchased (2)	(2,845)	(2,601)	(2,287)	(2,175)	(2,034)
Preferred stock released by ESOP	218	209	406	—	43
Common stock warrants repurchased/exercised	(46)	(19)	(24)	(44)	—
Preferred stock issued	—	—	677	—	—
Common stock dividends	(1,920)	(1,936)	(1,899)	(1,903)	(1,909)
Preferred stock dividends	(411)	(411)	(406)	(401)	(401)
Tax benefit from stock incentive compensation (3)	—	—	—	—	74
Stock incentive compensation expense	206	135	145	389	232
Net change in deferred compensation and related plans	(52)	(11)	(11)	(771)	(16)
Balance, end of period (1)	$208,079	206,617	205,949	202,310	200,497

(1)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

(2)	For the quarter ended December 31, 2016, includes $750 million related to a private forward repurchase transaction that settled in first quarter 2017 for 14.7 million shares of common stock.

(3)
Effective January 1, 2017, we adopted Accounting Standards Update 2016-09 (Improvements to Employee Share-Based Payment Accounting). Accordingly, tax benefit from stock incentive compensation is reported in income tax expense in the consolidated statement of income.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2017			2016
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$264,940	1.25%	$835	273,073	0.56%	$381
Trading assets	111,213	3.01	838	102,757	2.96	761
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6,423	1.66	27	25,935	1.53	99
Securities of U.S. states and political subdivisions	52,390	3.91	513	53,917	4.06	547
Mortgage-backed securities:
Federal agencies	152,910	2.62	1,000	147,980	2.37	875
Residential and commercial	9,371	4.85	114	16,456	5.87	242
Total mortgage-backed securities	162,281	2.75	1,114	164,436	2.72	1,117
Other debt and equity securities	49,138	3.70	456	52,692	3.71	492
Total available-for-sale securities	270,232	3.12	2,110	296,980	3.03	2,255
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,716	2.19	246	44,686	2.20	246
Securities of U.S. states and political subdivisions	6,263	5.26	83	4,738	5.31	63
Federal agency and other mortgage-backed securities	89,622	2.25	503	46,009	1.81	209
Other debt securities	1,194	2.64	8	3,597	2.26	20
Total held-to-maturity securities	141,795	2.36	840	99,030	2.17	538
Total investment securities	412,027	2.86	2,950	396,010	2.82	2,793
Mortgages held for sale (4)	20,517	3.82	196	27,503	3.43	235
Loans held for sale (4)	114	8.14	2	155	5.42	2
Loans:
Commercial:
Commercial and industrial - U.S.	270,294	3.89	2,649	272,828	3.46	2,369
Commercial and industrial - Non U.S.	59,233	2.96	442	54,410	2.58	352
Real estate mortgage	127,199	3.88	1,244	131,195	3.44	1,135
Real estate construction	24,408	4.38	270	23,850	3.61	216
Lease financing	19,226	0.62	31	18,904	5.78	273
Total commercial	500,360	3.68	4,636	501,187	3.45	4,345
Consumer:
Real estate 1-4 family first mortgage	281,966	4.01	2,826	277,732	4.01	2,785
Real estate 1-4 family junior lien mortgage	40,379	4.96	505	47,203	4.42	524
Credit card	36,428	12.37	1,136	35,383	11.73	1,043
Automobile	54,323	5.13	702	62,521	5.54	870
Other revolving credit and installment	38,366	6.28	607	40,121	5.91	595
Total consumer	451,462	5.10	5,776	462,960	5.01	5,817
Total loans (4)	951,822	4.35	10,412	964,147	4.20	10,162
Other	13,084	2.06	68	6,729	3.27	56
Total earning assets	$1,773,717	3.43%	$15,301	1,770,374	3.24%	$14,390
Funding sources
Deposits:
Interest-bearing checking	$50,483	0.68%	$86	46,907	0.17%	$19
Market rate and other savings	679,893	0.19	319	676,365	0.07	122
Savings certificates	20,920	0.31	17	24,362	0.30	18
Other time deposits	68,187	1.49	255	49,170	1.16	144
Deposits in foreign offices	124,597	0.81	254	110,425	0.35	97
Total interest-bearing deposits	944,080	0.39	931	907,229	0.18	400
Short-term borrowings	102,142	0.99	256	124,698	0.33	102
Long-term debt	231,598	2.32	1,344	252,162	1.68	1,061
Other liabilities	24,728	1.86	115	17,210	2.15	94
Total interest-bearing liabilities	1,302,548	0.81	2,646	1,301,299	0.51	1,657
Portion of noninterest-bearing funding sources	471,169	—	—	469,075	—	—
Total funding sources	$1,773,717	0.59	2,646	1,770,374	0.37	1,657
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.84%	$12,655		2.87%	$12,733
Noninterest-earning assets
Cash and due from banks	$19,152			18,967
Goodwill	26,579			26,713
Other	115,870			128,196
Total noninterest-earning assets	$161,601			173,876
Noninterest-bearing funding sources
Deposits	$367,512			376,929
Other liabilities	57,845			64,775
Total equity	207,413			201,247
Noninterest-bearing funding sources used to fund earning assets	(471,169)			(469,075)
Net noninterest-bearing funding sources	$161,601			173,876
Total assets	$1,935,318			1,944,250

(1)
Our average prime rate was 4.30% and 3.54% for the quarters ended December 31, 2017 and 2016, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.46% and 0.92% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $342 million and $331 million for the quarters ended December 31, 2017 and 2016, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2017			2016
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$276,561	1.05%	$2,897	287,718	0.51%	$1,457
Trading assets	101,716	2.93	2,982	88,400	2.89	2,553
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	15,966	1.49	239	29,418	1.56	457
Securities of U.S. states and political subdivisions	52,658	3.95	2,082	52,959	4.20	2,225
Mortgage-backed securities:
Federal agencies	145,310	2.60	3,782	110,637	2.50	2,764
Residential and commercial	11,839	5.33	631	18,725	5.49	1,029
Total mortgage-backed securities	157,149	2.81	4,413	129,362	2.93	3,793
Other debt and equity securities	49,193	3.73	1,834	53,433	3.44	1,841
Total available-for-sale securities	274,966	3.12	8,568	265,172	3.14	8,316
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,705	2.19	979	44,675	2.19	979
Securities of U.S. states and political subdivisions	6,268	5.32	334	2,893	5.32	154
Federal agency and other mortgage-backed securities	78,330	2.34	1,832	39,330	2.00	786
Other debt securities	2,194	2.50	55	4,043	2.01	81
Total held-to-maturity securities	131,497	2.43	3,200	90,941	2.20	2,000
Total investment securities	406,463	2.90	11,768	356,113	2.90	10,316
Mortgages held for sale (4)	20,780	3.78	786	22,412	3.50	784
Loans held for sale (4)	147	8.38	12	218	4.01	9
Loans:
Commercial:
Commercial and industrial - U.S.	272,034	3.75	10,196	268,182	3.45	9,243
Commercial and industrial - Non U.S.	57,198	2.86	1,639	51,601	2.36	1,219
Real estate mortgage	129,990	3.74	4,859	127,232	3.44	4,371
Real estate construction	24,813	4.10	1,017	23,197	3.55	824
Lease financing	19,128	3.74	715	17,950	5.10	916
Total commercial	503,163	3.66	18,426	488,162	3.39	16,573
Consumer:
Real estate 1-4 family first mortgage	277,751	4.03	11,206	276,712	4.01	11,096
Real estate 1-4 family junior lien mortgage	42,780	4.82	2,062	49,735	4.39	2,183
Credit card	35,600	12.23	4,355	34,178	11.62	3,970
Automobile	57,900	5.34	3,094	61,566	5.62	3,458
Other revolving credit and installment	38,935	6.18	2,408	39,607	5.93	2,350
Total consumer	452,966	5.11	23,125	461,798	4.99	23,057
Total loans (4)	956,129	4.35	41,551	949,960	4.17	39,630
Other	11,445	2.06	237	6,262	2.51	157
Total earning assets	$1,773,241	3.40%	$60,233	1,711,083	3.21%	$54,906
Funding sources
Deposits:
Interest-bearing checking	$49,474	0.49%	$242	42,379	0.14%	$60
Market rate and other savings	682,053	0.14	983	663,557	0.07	449
Savings certificates	22,190	0.30	67	25,912	0.35	91
Other time deposits	61,625	1.43	880	55,846	0.91	508
Deposits in foreign offices	123,816	0.68	841	103,206	0.28	287
Total interest-bearing deposits	939,158	0.32	3,013	890,900	0.16	1,395
Short-term borrowings	98,922	0.77	761	115,187	0.29	333
Long-term debt	246,195	2.09	5,157	239,471	1.60	3,830
Other liabilities	21,872	1.94	424	16,702	2.12	354
Total interest-bearing liabilities	1,306,147	0.72	9,355	1,262,260	0.47	5,912
Portion of noninterest-bearing funding sources	467,094	—	—	448,823	—	—
Total funding sources	$1,773,241	0.53	9,355	1,711,083	0.35	5,912
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.87%	$50,878		2.86%	$48,994
Noninterest-earning assets
Cash and due from banks	$18,622			18,617
Goodwill	26,629			26,700
Other	114,513			129,041
Total noninterest-earning assets	$159,764			174,358
Noninterest-bearing funding sources
Deposits	$365,464			359,666
Other liabilities	55,740			62,825
Total equity	205,654			200,690
Noninterest-bearing funding sources used to fund earning assets	(467,094)			(448,823)
Net noninterest-bearing funding sources	$159,764			174,358
Total assets	$1,933,005			1,885,441

(1)	Our average prime rate was 4.10% and 3.51% for the 2017 and 2016, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.26% and 0.74% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $1.3 billion and $1.2 billion for the 2017 and 2016, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Dec 31, 2017		Sep 30, 2017		Jun 30, 2017		Mar 31, 2017		Dec 31, 2016
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$264.9	1.25%	$276.1	1.20%	$281.6	0.99%	$283.8	0.76%	$273.1	0.56%
Trading assets	111.2	3.01	103.6	2.96	98.1	2.95	93.8	2.80	102.8	2.96
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6.4	1.66	14.5	1.31	18.1	1.53	25.0	1.54	25.9	1.53
Securities of U.S. states and political subdivisions (4)	52.4	3.91	52.5	4.08	53.5	3.89	52.2	3.93	53.9	4.06
Mortgage-backed securities:
Federal agencies	152.9	2.62	139.8	2.58	132.0	2.63	156.6	2.58	148.0	2.37
Residential and commercial (4)	9.4	4.85	11.0	5.44	12.6	5.55	14.5	5.34	16.5	5.87
Total mortgage-backed securities	162.3	2.75	150.8	2.79	144.6	2.89	171.1	2.81	164.5	2.72
Other debt and equity securities (4)	49.1	3.70	48.1	3.74	49.0	3.87	50.7	3.61	52.7	3.71
Total available-for-sale securities (4)	270.2	3.12	265.9	3.14	265.2	3.18	299.0	3.04	297.0	3.03
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.7	2.19	44.7	2.18	44.7	2.19	44.7	2.20	44.7	2.20
Securities of U.S. states and political subdivisions	6.3	5.26	6.3	5.44	6.3	5.29	6.3	5.30	4.7	5.31
Federal agency and other mortgage-backed securities	89.6	2.25	88.3	2.26	83.1	2.44	51.8	2.51	46.0	1.81
Other debt securities	1.2	2.64	1.4	3.05	2.8	2.34	3.3	2.34	3.6	2.26
Total held-to-maturity securities	141.8	2.36	140.7	2.38	136.9	2.49	106.1	2.54	99.0	2.17
Total investment securities (4)	412.0	2.86	406.6	2.88	402.1	2.94	405.1	2.91	396.0	2.82
Mortgages held for sale (4)	20.5	3.82	22.9	3.79	19.8	3.87	19.9	3.67	27.5	3.43
Loans held for sale	0.1	8.14	0.2	13.35	0.2	6.95	0.1	4.44	0.2	5.42
Loans:
Commercial:
Commercial and industrial - U.S.	270.3	3.89	270.1	3.81	273.1	3.70	274.8	3.59	272.8	3.46
Commercial and industrial - Non U.S. (4)	59.2	2.96	57.7	2.89	56.4	2.86	55.3	2.73	54.4	2.58
Real estate mortgage	127.2	3.88	129.1	3.83	131.3	3.68	132.4	3.56	131.2	3.44
Real estate construction	24.4	4.38	25.0	4.18	25.3	4.10	24.6	3.72	23.9	3.61
Lease financing	19.3	0.62	19.2	4.59	19.0	4.82	19.1	4.94	18.9	5.78
Total commercial	500.4	3.68	501.1	3.76	505.1	3.67	506.2	3.54	501.2	3.45
Consumer:
Real estate 1-4 family first mortgage	282.0	4.01	278.4	4.03	275.1	4.08	275.5	4.02	277.7	4.01
Real estate 1-4 family junior lien mortgage	40.4	4.96	41.9	4.95	43.6	4.78	45.3	4.60	47.2	4.42
Credit card	36.4	12.37	35.6	12.41	34.9	12.18	35.4	11.97	35.4	11.73
Automobile	54.3	5.13	56.7	5.34	59.1	5.43	61.5	5.46	62.5	5.54
Other revolving credit and installment	38.3	6.28	38.6	6.31	39.1	6.13	39.7	6.02	40.1	5.91
Total consumer	451.4	5.10	451.2	5.14	451.8	5.13	457.4	5.06	462.9	5.01
Total loans	951.8	4.35	952.3	4.41	956.9	4.36	963.6	4.26	964.1	4.20
Other	13.2	2.06	15.1	1.69	10.6	2.00	6.8	2.96	6.7	3.27
Total earning assets (4)	$1,773.7	3.43%	$1,776.8	3.44%	$1,769.3	3.40%	$1,773.1	3.30%	$1,770.4	3.24%
Funding sources
Deposits:
Interest-bearing checking	$50.5	0.68%	$48.3	0.57%	$48.5	0.41%	$50.7	0.29%	$46.9	0.17%
Market rate and other savings	679.9	0.19	681.2	0.17	683.0	0.13	684.2	0.09	676.4	0.07
Savings certificates	20.9	0.31	21.8	0.31	22.6	0.30	23.5	0.29	24.4	0.30
Other time deposits (4)	68.2	1.49	66.1	1.51	57.1	1.39	54.9	1.30	49.2	1.16
Deposits in foreign offices	124.6	0.81	124.7	0.76	123.7	0.65	122.2	0.49	110.4	0.35
Total interest-bearing deposits	944.1	0.39	942.1	0.37	934.9	0.29	935.5	0.23	907.3	0.18
Short-term borrowings	102.1	0.99	99.2	0.91	95.8	0.69	98.5	0.47	124.7	0.33
Long-term debt (4)	231.6	2.32	243.5	2.28	249.9	2.04	260.1	1.77	252.2	1.68
Other liabilities	24.7	1.86	24.8	1.74	21.0	2.05	16.8	2.22	17.1	2.15
Total interest-bearing liabilities (4)	1,302.5	0.81	1,309.6	0.79	1,301.6	0.68	1,310.9	0.58	1,301.3	0.51
Portion of noninterest-bearing funding sources (4)	471.2	—	467.2	—	467.7	—	462.2	—	469.1	—
Total funding sources (4)	$1,773.7	0.59	$1,776.8	0.58	$1,769.3	0.50	$1,773.1	0.43	$1,770.4	0.37
Net interest margin on a taxable-equivalent basis (4)		2.84%		2.86%		2.90%		2.87%		2.87%
Noninterest-earning assets
Cash and due from banks	$19.2		18.5		18.2		18.7		19.0
Goodwill	26.6		26.6		26.7		26.7		26.7
Other (4)	115.8		116.6		112.8		112.5		128.2
Total noninterest-earnings assets (4)	$161.6		161.7		157.7		157.9		173.9
Noninterest-bearing funding sources
Deposits	$367.5		364.3		366.3		363.7		376.9
Other liabilities (4)	57.8		56.8		53.4		54.8		64.9
Total equity (4)	207.4		207.7		205.8		201.6		201.2
Noninterest-bearing funding sources used to fund earning assets (4)	(471.1)		(467.1)		(467.8)		(462.2)		(469.1)
Net noninterest-bearing funding sources (4)	$161.6		161.7		157.7		157.9		173.9
Total assets (4)	$1,935.3		1,938.5		1,927.0		1,931.0		1,944.3

(1)
Our average prime rate was 4.30% for the quarter ended December 31, 2017, 4.25% for the quarter ended September 30, 2017, 4.05% for the quarter ended June 30, 2017, 3.80% for the quarter ended March 31, 2017 and 3.54% for the quarter ended December 31, 2016. The average three-month London Interbank Offered Rate (LIBOR) was 1.46%, 1.31%, 1.21%, 1.07% and 0.92% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2017	2016	Change	2017	2016	Change
Service charges on deposit accounts	$1,246	1,357	(8)%	$5,111	5,372	(5)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,401	2,342	3	9,358	9,216	2
Trust and investment management	866	837	3	3,372	3,336	1
Investment banking	420	519	(19)	1,765	1,691	4
Total trust and investment fees	3,687	3,698	—	14,495	14,243	2
Card fees	996	1,001	—	3,960	3,936	1
Other fees:
Charges and fees on loans	313	305	3	1,263	1,241	2
Cash network fees	120	130	(8)	506	537	(6)
Commercial real estate brokerage commissions	159	172	(8)	462	494	(6)
Letters of credit fees	78	79	(1)	305	321	(5)
Wire transfer and other remittance fees	115	105	10	448	401	12
All other fees	128	171	(25)	573	733	(22)
Total other fees	913	962	(5)	3,557	3,727	(5)
Mortgage banking:
Servicing income, net	262	196	34	1,427	1,765	(19)
Net gains on mortgage loan origination/sales activities	666	1,221	(45)	2,923	4,331	(33)
Total mortgage banking	928	1,417	(35)	4,350	6,096	(29)
Insurance	223	262	(15)	1,049	1,268	(17)
Net gains (losses) from trading activities	132	(109)	NM	1,053	834	26
Net gains on debt securities	157	145	8	479	942	(49)
Net gains from equity investments	439	306	43	1,268	879	44
Lease income	458	523	(12)	1,907	1,927	(1)
Life insurance investment income	153	132	16	594	587	1
All other	405	(514)	NM	1,009	702	44
Total	$9,737	9,180	6	$38,832	40,513	(4)
NM – Not meaningful

NONINTEREST EXPENSE

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2017	2016	Change	2017	2016	Change
Salaries	$4,403	4,193	5%	$17,363	16,552	5%
Commission and incentive compensation	2,665	2,478	8	10,442	10,247	2
Employee benefits	1,293	1,101	17	5,566	5,094	9
Equipment	608	642	(5)	2,237	2,154	4
Net occupancy	715	710	1	2,849	2,855	—
Core deposit and other intangibles	288	301	(4)	1,152	1,192	(3)
FDIC and other deposit assessments	312	353	(12)	1,287	1,168	10
Operating losses	3,531	243	NM	5,492	1,608	242
Outside professional services	1,025	984	4	3,813	3,138	22
Contract services	344	325	6	1,369	1,203	14
Operating leases	325	379	(14)	1,351	1,329	2
Outside data processing	208	222	(6)	891	888	—
Travel and entertainment	183	195	(6)	687	704	(2)
Advertising and promotion	200	178	12	614	595	3
Postage, stationery and supplies	137	156	(12)	544	622	(13)
Telecommunications	92	96	(4)	364	383	(5)
Foreclosed assets	47	75	(37)	251	202	24
Insurance	28	23	22	100	179	(44)
All other	396	561	(29)	2,112	2,264	(7)
Total	$16,800	13,215	27	$58,484	52,377	12
NM – Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Service charges on deposit accounts	$1,246	1,276	1,276	1,313	1,357
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,401	2,304	2,329	2,324	2,342
Trust and investment management	866	840	837	829	837
Investment banking	420	465	463	417	519
Total trust and investment fees	3,687	3,609	3,629	3,570	3,698
Card fees	996	1,000	1,019	945	1,001
Other fees:
Charges and fees on loans	313	318	325	307	305
Cash network fees	120	126	134	126	130
Commercial real estate brokerage commissions	159	120	102	81	172
Letters of credit fees	78	77	76	74	79
Wire transfer and other remittance fees	115	114	112	107	105
All other fees	128	122	153	170	171
Total other fees	913	877	902	865	962
Mortgage banking:
Servicing income, net	262	309	400	456	196
Net gains on mortgage loan origination/sales activities	666	737	748	772	1,221
Total mortgage banking	928	1,046	1,148	1,228	1,417
Insurance	223	269	280	277	262
Net gains (losses) from trading activities	132	245	237	439	(109)
Net gains on debt securities	157	166	120	36	145
Net gains from equity investments	439	238	188	403	306
Lease income	458	475	493	481	523
Life insurance investment income	153	152	145	144	132
All other (1)	405	47	327	230	(514)
Total	$9,737	9,400	9,764	9,931	9,180

(1)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Salaries	$4,403	4,356	4,343	4,261	4,193
Commission and incentive compensation	2,665	2,553	2,499	2,725	2,478
Employee benefits	1,293	1,279	1,308	1,686	1,101
Equipment	608	523	529	577	642
Net occupancy	715	716	706	712	710
Core deposit and other intangibles	288	288	287	289	301
FDIC and other deposit assessments	312	314	328	333	353
Operating losses	3,531	1,329	350	282	243
Outside professional services	1,025	955	1,029	804	984
Contract services	344	351	349	325	325
Operating leases	325	347	334	345	379
Outside data processing	208	227	236	220	222
Travel and entertainment	183	154	171	179	195
Advertising and promotion	200	137	150	127	178
Postage, stationery and supplies	137	128	134	145	156
Telecommunications	92	90	91	91	96
Foreclosed assets	47	66	52	86	75
Insurance	28	24	24	24	23
All other	396	514	621	581	561
Total	$16,800	14,351	13,541	13,792	13,215

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Dec 31, 2017	Dec 31, 2016	% Change
Assets
Cash and due from banks	$23,367	20,729	13%
Federal funds sold, securities purchased under resale agreements and other short-term investments	272,605	266,038	2
Trading assets	92,329	74,397	24
Investment securities:
Available-for-sale, at fair value	277,085	308,364	(10)
Held-to-maturity, at cost	139,335	99,583	40
Mortgages held for sale	20,070	26,309	(24)
Loans held for sale	108	80	35
Loans	956,770	967,604	(1)
Allowance for loan losses	(11,004)	(11,419)	(4)
Net loans	945,766	956,185	(1)
Mortgage servicing rights:
Measured at fair value	13,625	12,959	5
Amortized	1,424	1,406	1
Premises and equipment, net	8,847	8,333	6
Goodwill	26,587	26,693	—
Derivative assets	12,228	14,498	(16)
Other assets	118,381	114,541	3
Total assets	$1,951,757	1,930,115	1
Liabilities
Noninterest-bearing deposits	$373,722	375,967	(1)
Interest-bearing deposits	962,269	930,112	3
Total deposits	1,335,991	1,306,079	2
Short-term borrowings	103,256	96,781	7
Derivative liabilities	8,796	14,492	(39)
Accrued expenses and other liabilities	70,615	57,189	23
Long-term debt	225,020	255,077	(12)
Total liabilities	1,743,678	1,729,618	1
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,358	24,551	3
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,893	60,234	1
Retained earnings	145,263	133,075	9
Cumulative other comprehensive income (loss)	(2,144)	(3,137)	(32)
Treasury stock – 590,194,846 shares and 465,702,148 shares	(29,892)	(22,713)	32
Unearned ESOP shares	(1,678)	(1,565)	7
Total Wells Fargo stockholders’ equity	206,936	199,581	4
Noncontrolling interests	1,143	916	25
Total equity	208,079	200,497	4
Total liabilities and equity	$1,951,757	1,930,115	1

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Assets
Cash and due from banks	$23,367	19,206	20,248	19,698	20,729
Federal funds sold, securities purchased under resale agreements and other short-term investments	272,605	273,105	264,706	308,747	266,038
Trading assets	92,329	88,404	83,607	80,326	74,397
Investment securities:
Available-for-sale, at fair value	277,085	272,210	269,202	299,530	308,364
Held-to-maturity, at cost	139,335	142,423	140,392	108,030	99,583
Mortgages held for sale	20,070	20,009	24,807	17,822	26,309
Loans held for sale	108	157	156	253	80
Loans	956,770	951,873	957,423	958,405	967,604
Allowance for loan losses	(11,004)	(11,078)	(11,073)	(11,168)	(11,419)
Net loans	945,766	940,795	946,350	947,237	956,185
Mortgage servicing rights:
Measured at fair value	13,625	13,338	12,789	13,208	12,959
Amortized	1,424	1,406	1,399	1,402	1,406
Premises and equipment, net	8,847	8,449	8,403	8,320	8,333
Goodwill	26,587	26,581	26,573	26,666	26,693
Derivative assets	12,228	12,580	13,273	12,564	14,498
Other assets (1)	118,381	116,217	118,887	107,698	114,541
Total assets (1)	$1,951,757	1,934,880	1,930,792	1,951,501	1,930,115
Liabilities
Noninterest-bearing deposits	$373,722	366,528	372,766	365,780	375,967
Interest-bearing deposits	962,269	940,178	933,064	959,664	930,112
Total deposits	1,335,991	1,306,706	1,305,830	1,325,444	1,306,079
Short-term borrowings	103,256	93,811	95,356	94,871	96,781
Derivative liabilities	8,796	9,497	11,636	12,461	14,492
Accrued expenses and other liabilities (1)	70,615	78,993	72,799	59,629	57,189
Long-term debt (1)	225,020	239,256	239,222	256,786	255,077
Total liabilities (1)	1,743,678	1,728,263	1,724,843	1,749,191	1,729,618
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,358	25,576	25,785	25,501	24,551
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,893	60,759	60,689	60,585	60,234
Retained earnings (1)	145,263	141,549	139,366	135,828	133,075
Cumulative other comprehensive income (loss) (1)	(2,144)	(1,622)	(2,148)	(3,153)	(3,137)
Treasury stock	(29,892)	(27,772)	(25,675)	(24,030)	(22,713)
Unearned ESOP shares	(1,678)	(1,904)	(2,119)	(2,546)	(1,565)
Total Wells Fargo stockholders’ equity (1)	206,936	205,722	205,034	201,321	199,581
Noncontrolling interests	1,143	895	915	989	916
Total equity (1)	208,079	206,617	205,949	202,310	200,497
Total liabilities and equity (1)	$1,951,757	1,934,880	1,930,792	1,951,501	1,930,115

(1)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$6,319	6,350	17,896	24,625	25,819
Securities of U.S. states and political subdivisions	51,326	52,774	52,013	52,061	51,101
Mortgage-backed securities:
Federal agencies	160,219	150,181	135,938	156,966	161,230
Residential and commercial	9,173	11,046	12,772	14,233	16,318
Total mortgage-backed securities	169,392	161,227	148,710	171,199	177,548
Other debt securities	49,370	50,966	49,555	50,520	52,685
Total available-for-sale debt securities	276,407	271,317	268,174	298,405	307,153
Marketable equity securities	678	893	1,028	1,125	1,211
Total available-for-sale securities	277,085	272,210	269,202	299,530	308,364
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,720	44,712	44,704	44,697	44,690
Securities of U.S. states and political subdivisions	6,313	6,321	6,325	6,331	6,336
Federal agency and other mortgage-backed securities (1)	87,527	90,071	87,525	53,778	45,161
Other debt securities	775	1,319	1,838	3,224	3,396
Total held-to-maturity debt securities	139,335	142,423	140,392	108,030	99,583
Total investment securities	$416,420	414,633	409,594	407,560	407,947

(1)	Predominantly consists of federal agency mortgage-backed securities.
FIVE QUARTER LOANS

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Commercial:
Commercial and industrial	$333,125	327,944	331,113	329,252	330,840
Real estate mortgage	126,599	128,475	130,277	131,532	132,491
Real estate construction	24,279	24,520	25,337	25,064	23,916
Lease financing	19,385	19,211	19,174	19,156	19,289
Total commercial	503,388	500,150	505,901	505,004	506,536
Consumer:
Real estate 1-4 family first mortgage	284,054	280,173	276,566	274,633	275,579
Real estate 1-4 family junior lien mortgage	39,713	41,152	42,747	44,333	46,237
Credit card	37,976	36,249	35,305	34,742	36,700
Automobile	53,371	55,455	57,958	60,408	62,286
Other revolving credit and installment	38,268	38,694	38,946	39,285	40,266
Total consumer	453,382	451,723	451,522	453,401	461,068
Total loans (1)	$956,770	951,873	957,423	958,405	967,604

(1)
Includes $12.8 billion, $13.6 billion, $14.3 billion, $15.7 billion, and $16.7 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30, and March 31, 2017 and December 31, 2016, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Commercial foreign loans:
Commercial and industrial	$60,106	58,570	57,825	56,987	55,396
Real estate mortgage	8,033	8,032	8,359	8,206	8,541
Real estate construction	655	647	585	471	375
Lease financing	1,126	1,141	1,092	986	972
Total commercial foreign loans	$69,920	68,390	67,861	66,650	65,284

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,899	2,397	2,632	2,898	3,216
Real estate mortgage	628	593	630	672	685
Real estate construction	37	38	34	40	43
Lease financing	76	81	89	96	115
Total commercial	2,640	3,109	3,385	3,706	4,059
Consumer:
Real estate 1-4 family first mortgage	4,122	4,213	4,413	4,743	4,962
Real estate 1-4 family junior lien mortgage	1,086	1,101	1,095	1,153	1,206
Automobile	130	137	104	101	106
Other revolving credit and installment	58	59	59	56	51
Total consumer	5,396	5,510	5,671	6,053	6,325
Total nonaccrual loans (1)(2)(3)	$8,036	8,619	9,056	9,759	10,384
As a percentage of total loans	0.84%	0.91	0.95	1.02	1.07
Foreclosed assets:
Government insured/guaranteed	$120	137	149	179	197
Non-government insured/guaranteed	522	569	632	726	781
Total foreclosed assets	642	706	781	905	978
Total nonperforming assets	$8,678	9,325	9,837	10,664	11,362
As a percentage of total loans	0.91%	0.98	1.03	1.11	1.17

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans largely guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed. All remaining student loans guaranteed under the FFELP were sold as of March 31, 2017.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Total (excluding PCI)(1):	$11,997	10,227	9,716	10,525	11,858
Less: FHA insured/guaranteed by the VA (2)(3)	10,934	9,266	8,873	9,585	10,883
Less: Student loans guaranteed under the FFELP (4)	—	—	—	—	3
Total, not government insured/guaranteed	$1,063	961	843	940	972
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$26	27	42	88	28
Real estate mortgage	23	11	2	11	36
Real estate construction	—	—	10	3	—
Total commercial	49	38	54	102	64
Consumer:
Real estate 1-4 family first mortgage (3)	219	190	145	149	175
Real estate 1-4 family junior lien mortgage (3)	60	49	44	42	56
Credit card	492	475	411	453	452
Automobile	143	111	91	79	112
Other revolving credit and installment	100	98	98	115	113
Total consumer	1,014	923	789	838	908
Total, not government insured/guaranteed	$1,063	961	843	940	972

(1)	PCI loans totaled $1.4 billion, $1.4 billion, $1.5 billion, $1.8 billion and $2.0 billion, at December 31, September 30, June 30, and March 31, 2017 and December 31, 2016, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)
Represents loans whose repayments are largely guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP. All remaining student loans guaranteed under the FFELP were sold as of March 31, 2017.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended Dec 31, 2017	Year ended Dec 31, 2017	2009-2016
Balance, beginning of period	$9,243	11,216	10,447
Change in accretable yield due to acquisitions	—	2	159
Accretion into interest income (1)	(335)	(1,406)	(15,577)
Accretion into noninterest income due to sales (2)	—	(334)	(467)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	2	642	10,955
Changes in expected cash flows that do not affect nonaccretable difference (4)	(23)	(1,233)	5,699
Balance, end of period	$8,887	8,887	11,216

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At December 31, 2017, our carrying value for PCI loans totaled $12.8 billion and the remainder of nonaccretable difference established in purchase accounting totaled $474 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	December 31, 2017
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$11,286	60%	$8,632	45%	$6,365	43%
Florida	1,436	67	1,065	49	1,372	53
New Jersey	565	74	410	53	909	61
New York	434	67	348	50	458	57
Texas	130	48	98	36	545	37
Other states	2,818	67	2,086	49	3,750	54
Total Pick-a-Pay loans	$16,669	62	$12,639	46	$13,399	48

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2017.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended December 31,		Year ended December 31,
(in millions)	2017	2016	2017	2016
Balance, beginning of period	$12,109	12,694	12,540	12,512
Provision for credit losses	651	805	2,528	3,770
Interest income on certain impaired loans (1)	(49)	(52)	(186)	(205)
Loan charge-offs:
Commercial:
Commercial and industrial	(181)	(309)	(789)	(1,419)
Real estate mortgage	(4)	(14)	(38)	(27)
Real estate construction	—	—	—	(1)
Lease financing	(14)	(16)	(45)	(41)
Total commercial	(199)	(339)	(872)	(1,488)
Consumer:
Real estate 1-4 family first mortgage	(49)	(86)	(240)	(452)
Real estate 1-4 family junior lien mortgage	(54)	(110)	(279)	(495)
Credit card	(398)	(329)	(1,481)	(1,259)
Automobile	(261)	(243)	(1,002)	(845)
Other revolving credit and installment	(169)	(200)	(713)	(708)
Total consumer	(931)	(968)	(3,715)	(3,759)
Total loan charge-offs	(1,130)	(1,307)	(4,587)	(5,247)
Loan recoveries:
Commercial:
Commercial and industrial	63	53	297	263
Real estate mortgage	14	26	82	116
Real estate construction	3	8	30	38
Lease financing	4	1	17	11
Total commercial	84	88	426	428
Consumer:
Real estate 1-4 family first mortgage	72	89	288	373
Real estate 1-4 family junior lien mortgage	61	66	266	266
Credit card	62	54	239	207
Automobile	73	77	319	325
Other revolving credit and installment	27	28	121	128
Total consumer	295	314	1,233	1,299
Total loan recoveries	379	402	1,659	1,727
Net loan charge-offs	(751)	(905)	(2,928)	(3,520)
Other	—	(2)	6	(17)
Balance, end of period	$11,960	12,540	11,960	12,540
Components:
Allowance for loan losses	$11,004	11,419	11,004	11,419
Allowance for unfunded credit commitments	956	1,121	956	1,121
Allowance for credit losses	$11,960	12,540	11,960	12,540
Net loan charge-offs (annualized) as a percentage of average total loans	0.31%	0.37	0.31	0.37
Allowance for loan losses as a percentage of total loans	1.15	1.18	1.15	1.18
Allowance for credit losses as a percentage of total loans	1.25	1.30	1.25	1.30

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Balance, beginning of quarter	$12,109	12,146	12,287	12,540	12,694
Provision for credit losses	651	717	555	605	805
Interest income on certain impaired loans (1)	(49)	(43)	(46)	(48)	(52)
Loan charge-offs:
Commercial:
Commercial and industrial	(181)	(194)	(161)	(253)	(309)
Real estate mortgage	(4)	(21)	(8)	(5)	(14)
Real estate construction	—	—	—	—	—
Lease financing	(14)	(11)	(13)	(7)	(16)
Total commercial	(199)	(226)	(182)	(265)	(339)
Consumer:
Real estate 1-4 family first mortgage	(49)	(67)	(55)	(69)	(86)
Real estate 1-4 family junior lien mortgage	(54)	(70)	(62)	(93)	(110)
Credit card	(398)	(337)	(379)	(367)	(329)
Automobile	(261)	(274)	(212)	(255)	(243)
Other revolving credit and installment	(169)	(170)	(185)	(189)	(200)
Total consumer	(931)	(918)	(893)	(973)	(968)
Total loan charge-offs	(1,130)	(1,144)	(1,075)	(1,238)	(1,307)
Loan recoveries:
Commercial:
Commercial and industrial	63	69	83	82	53
Real estate mortgage	14	24	14	30	26
Real estate construction	3	15	4	8	8
Lease financing	4	5	6	2	1
Total commercial	84	113	107	122	88
Consumer:
Real estate 1-4 family first mortgage	72	83	71	62	89
Real estate 1-4 family junior lien mortgage	61	69	66	70	66
Credit card	62	60	59	58	54
Automobile	73	72	86	88	77
Other revolving credit and installment	27	30	31	33	28
Total consumer	295	314	313	311	314
Total loan recoveries	379	427	420	433	402
Net loan charge-offs	(751)	(717)	(655)	(805)	(905)
Other	—	6	5	(5)	(2)
Balance, end of quarter	$11,960	12,109	12,146	12,287	12,540
Components:
Allowance for loan losses	$11,004	11,078	11,073	11,168	11,419
Allowance for unfunded credit commitments	956	1,031	1,073	1,119	1,121
Allowance for credit losses	$11,960	12,109	12,146	12,287	12,540
Net loan charge-offs (annualized) as a percentage of average total loans	0.31%	0.30	0.27	0.34	0.37
Allowance for loan losses as a percentage of:
Total loans	1.15	1.16	1.16	1.17	1.18
Nonaccrual loans	137	129	122	114	110
Nonaccrual loans and other nonperforming assets	127	119	113	105	101
Allowance for credit losses as a percentage of:
Total loans	1.25	1.27	1.27	1.28	1.30
Nonaccrual loans	149	141	134	126	121
Nonaccrual loans and other nonperforming assets	138	130	123	115	110

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Tangible book value per common share (1):
Total equity (2)		$208,079	206,617	205,949	202,310	200,497
Adjustments:
Preferred stock		(25,358)	(25,576)	(25,785)	(25,501)	(24,551)
Additional paid-in capital on ESOP preferred stock		(122)	(130)	(136)	(157)	(126)
Unearned ESOP shares		1,678	1,904	2,119	2,546	1,565
Noncontrolling interests		(1,143)	(895)	(915)	(989)	(916)
Total common stockholders' equity (2)	(A)	183,134	181,920	181,232	178,209	176,469
Adjustments:
Goodwill		(26,587)	(26,581)	(26,573)	(26,666)	(26,693)
Certain identifiable intangible assets (other than MSRs)		(1,624)	(1,913)	(2,147)	(2,449)	(2,723)
Other assets (3)		(2,155)	(2,282)	(2,268)	(2,121)	(2,088)
Applicable deferred taxes (4)		962	1,550	1,624	1,698	1,772
Tangible common equity (2)	(B)	$153,730	152,694	151,868	148,671	146,737
Common shares outstanding	(C)	4,891.6	4,927.9	4,966.8	4,996.7	5,016.1
Book value per common share (2)	(A)/(C)	$37.44	36.92	36.49	35.67	35.18
Tangible book value per common share (2)	(B)/(C)	31.43	30.99	30.58	29.75	29.25

		Quarter ended					Year ended
(in millions, except ratios)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
Return on average tangible common equity (1):
Net income applicable to common stock (2)	(A)	$5,740	4,131	5,450	5,233	4,872	20,554	20,373
Average total equity (2)		207,413	207,723	205,755	201,559	201,247	205,654	200,690
Adjustments:
Preferred stock		(25,569)	(25,780)	(25,849)	(25,163)	(24,579)	(25,592)	(24,363)
Additional paid-in capital on ESOP preferred stock		(129)	(136)	(144)	(146)	(128)	(139)	(161)
Unearned ESOP shares		1,896	2,114	2,366	2,198	1,596	2,143	2,011
Noncontrolling interests		(998)	(926)	(910)	(957)	(928)	(948)	(936)
Average common stockholders’ equity (2)	(B)	182,613	182,995	181,218	177,491	177,208	181,118	177,241
Adjustments:
Goodwill		(26,579)	(26,600)	(26,664)	(26,673)	(26,713)	(26,629)	(26,700)
Certain identifiable intangible assets (other than MSRs)		(1,767)	(2,056)	(2,303)	(2,588)	(2,871)	(2,176)	(3,254)
Other assets (3)		(2,245)	(2,231)	(2,160)	(2,095)	(2,175)	(2,184)	(2,117)
Applicable deferred taxes (4)		1,332	1,579	1,648	1,722	1,785	1,570	1,897
Average tangible common equity (2)	(C)	$153,354	153,687	151,739	147,857	147,234	151,699	147,067
Return on average common stockholders' equity (ROE) (annualized) (2)	(A)/(B)	12.47%	8.96	12.06	11.96	10.94	11.35	11.49
Return on average tangible common equity (ROTCE) (annualized) (2)	(A)/(C)	14.85	10.66	14.41	14.35	13.16	13.55	13.85

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

(3)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(4)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Total equity (2)		$208.1	206.6	205.9	202.3	200.5
Adjustments:
Preferred stock		(25.4)	(25.6)	(25.8)	(25.5)	(24.6)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.2)	(0.1)
Unearned ESOP shares		1.7	1.9	2.1	2.5	1.6
Noncontrolling interests		(1.1)	(0.9)	(0.9)	(1.0)	(0.9)
Total common stockholders' equity (2)		183.2	181.9	181.2	178.1	176.5
Adjustments:
Goodwill		(26.6)	(26.6)	(26.6)	(26.7)	(26.7)
Certain identifiable intangible assets (other than MSRs)		(1.6)	(1.9)	(2.1)	(2.4)	(2.7)
Other assets (3)		(2.2)	(2.3)	(2.2)	(2.1)	(2.1)
Applicable deferred taxes (4)		1.0	1.6	1.6	1.7	1.8
Investment in certain subsidiaries and other		0.2	(0.1)	(0.2)	(0.1)	(0.4)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	154.0	152.6	151.7	148.5	146.4
Total risk-weighted assets (RWAs) anticipated under Basel III (5)(6)	(B)	$1,292.3	1,292.8	1,310.5	1,324.5	1,358.9
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (6)	(A)/(B)	11.9%	11.8	11.6	11.2	10.8

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

(3)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(4)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(5)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of December 31, 2017, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for September 30, June 30 and March 31, 2017, and December 31, 2016, was calculated under the Basel III Standardized Approach RWAs.

(6)	The Company’s December 31, 2017, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Quarter ended December 31,
Net interest income (3)	$7,537	7,556	4,211	4,323	1,133	1,061	(568)	(538)	12,313	12,402
Provision (reversal of provision) for credit losses	636	631	20	168	(7)	3	2	3	651	805
Noninterest income	4,491	4,105	2,883	2,830	3,172	3,013	(809)	(768)	9,737	9,180
Noninterest expense	10,200	6,985	4,204	4,002	3,244	3,042	(848)	(814)	16,800	13,215
Income (loss) before income tax expense (benefit)	1,192	4,045	2,870	2,983	1,068	1,029	(531)	(495)	4,599	7,562
Income tax expense (benefit)	(2,560)	1,272	716	795	404	380	(202)	(189)	(1,642)	2,258
Net income (loss) before noncontrolling interests	3,752	2,773	2,154	2,188	664	649	(329)	(306)	6,241	5,304
Less: Net income (loss) from noncontrolling interests	79	40	6	(6)	5	(4)	—	—	90	30
Net income (loss)	$3,673	2,733	2,148	2,194	659	653	(329)	(306)	6,151	5,274

Average loans	$473.5	488.1	463.5	461.5	72.8	70.0	(58.0)	(55.5)	951.8	964.1
Average assets	974.0	1,000.7	837.3	811.9	209.3	220.4	(85.3)	(88.7)	1,935.3	1,944.3
Average deposits	738.1	709.8	465.7	459.2	184.2	194.9	(76.4)	(79.7)	1,311.6	1,284.2

Year ended December 31,
Net interest income (3)	$30,365	29,833	16,967	16,052	4,493	3,913	(2,268)	(2,044)	49,557	47,754
Provision (reversal of provision) for credit losses	2,555	2,691	(19)	1,073	(5)	(5)	(3)	11	2,528	3,770
Noninterest income	18,342	19,033	11,206	12,490	12,433	12,033	(3,149)	(3,043)	38,832	40,513
Noninterest expense	32,478	27,422	16,755	16,126	12,631	12,059	(3,380)	(3,230)	58,484	52,377
Income (loss) before income tax expense (benefit)	13,674	18,753	11,437	11,343	4,300	3,892	(2,034)	(1,868)	27,377	32,120
Income tax expense (benefit)	1,327	6,182	2,753	3,136	1,610	1,467	(773)	(710)	4,917	10,075
Net income (loss) before noncontrolling interests	12,347	12,571	8,684	8,207	2,690	2,425	(1,261)	(1,158)	22,460	22,045
Less: Net income (loss) from noncontrolling interests	276	136	(15)	(28)	16	(1)	—	—	277	107
Net income (loss)	$12,071	12,435	8,699	8,235	2,674	2,426	(1,261)	(1,158)	22,183	21,938

Average loans	$476.7	486.9	464.6	449.3	71.9	67.3	(57.1)	(53.5)	956.1	950.0
Average assets	984.2	977.3	821.8	782.0	214.4	211.5	(87.4)	(85.4)	1,933.0	1,885.4
Average deposits	729.3	701.2	464.5	438.6	189.0	187.8	(78.2)	(77.0)	1,304.6	1,250.6

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
COMMUNITY BANKING
Net interest income (2)(4)	$7,537	7,626	7,543	7,659	7,556
Provision for credit losses	636	650	623	646	631
Noninterest income (4)	4,491	4,358	4,810	4,683	4,105
Noninterest expense	10,200	7,834	7,223	7,221	6,985
Income before income tax expense (4)	1,192	3,500	4,507	4,475	4,045
Income tax expense (benefit) (4)	(2,560)	1,263	1,423	1,201	1,272
Net income before noncontrolling interests (4)	3,752	2,237	3,084	3,274	2,773
Less: Net income from noncontrolling interests	79	61	46	90	40
Segment net income (4)	$3,673	2,176	3,038	3,184	2,733
Average loans	$473.5	473.5	477.2	482.7	488.1
Average assets	974.0	988.9	983.4	990.7	1,000.7
Average deposits	738.1	734.5	727.2	717.2	709.8
WHOLESALE BANKING
Net interest income (2)(4)	$4,211	4,345	4,271	4,140	4,323
Provision (reversal of provision) for credit losses	20	69	(65)	(43)	168
Noninterest income (4)	2,883	2,739	2,682	2,902	2,830
Noninterest expense	4,204	4,248	4,078	4,225	4,002
Income before income tax expense (4)	2,870	2,767	2,940	2,860	2,983
Income tax expense (4)	716	729	560	748	795
Net income before noncontrolling interests (4)	2,154	2,038	2,380	2,112	2,188
Less: Net loss from noncontrolling interests	6	(7)	(9)	(5)	(6)
Segment net income (4)	$2,148	2,045	2,389	2,117	2,194
Average loans	$463.5	463.8	464.9	466.3	461.5
Average assets	837.3	824.3	817.3	807.8	811.9
Average deposits	465.7	463.4	463.0	466.0	459.2
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,133	1,159	1,127	1,074	1,061
Provision (reversal of provision) for credit losses	(7)	(1)	7	(4)	3
Noninterest income	3,172	3,087	3,055	3,119	3,013
Noninterest expense	3,244	3,106	3,075	3,206	3,042
Income before income tax expense	1,068	1,141	1,100	991	1,029
Income tax expense	404	427	417	362	380
Net income before noncontrolling interests	664	714	683	629	649
Less: Net income (loss) from noncontrolling interests	5	4	1	6	(4)
Segment net income	$659	710	682	623	653
Average loans	$72.8	72.4	71.7	70.7	70.0
Average assets	209.3	213.4	213.1	221.9	220.4
Average deposits	184.2	188.1	188.2	195.6	194.9
OTHER (3)
Net interest income (2)	$(568)	(681)	(470)	(549)	(538)
Provision (reversal of provision) for credit losses	2	(1)	(10)	6	3
Noninterest income	(809)	(784)	(783)	(773)	(768)
Noninterest expense	(848)	(837)	(835)	(860)	(814)
Loss before income tax benefit	(531)	(627)	(408)	(468)	(495)
Income tax benefit	(202)	(238)	(155)	(178)	(189)
Net loss before noncontrolling interests	(329)	(389)	(253)	(290)	(306)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(329)	(389)	(253)	(290)	(306)
Average loans	$(58.0)	(57.4)	(56.9)	(56.1)	(55.5)
Average assets	(85.3)	(88.1)	(86.8)	(89.4)	(88.7)
Average deposits	(76.4)	(79.6)	(77.2)	(79.6)	(79.7)
CONSOLIDATED COMPANY
Net interest income (2)(4)	$12,313	12,449	12,471	12,324	12,402
Provision for credit losses	651	717	555	605	805
Noninterest income (4)	9,737	9,400	9,764	9,931	9,180
Noninterest expense	16,800	14,351	13,541	13,792	13,215
Income before income tax expense (4)	4,599	6,781	8,139	7,858	7,562
Income tax expense (benefit) (4)	(1,642)	2,181	2,245	2,133	2,258
Net income before noncontrolling interests (4)	6,241	4,600	5,894	5,725	5,304
Less: Net income from noncontrolling interests	90	58	38	91	30
Wells Fargo net income (4)	$6,151	4,542	5,856	5,634	5,274
Average loans	$951.8	952.3	956.9	963.6	964.1
Average assets (4)	1,935.3	1,938.5	1,927.0	1,931.0	1,944.3
Average deposits	1,311.6	1,306.4	1,301.2	1,299.2	1,284.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(4)
Financial information for prior quarters in 2017 has been revised to reflect the impact of the adoption in fourth quarter 2017 of Accounting Standards Update (ASU) 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. See footnote (1) to the Summary Financial Data table on page 16 for more information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
MSRs measured using the fair value method:
Fair value, beginning of quarter	$13,338	12,789	13,208	12,959	10,415
Purchases	—	541	—	—	—
Servicing from securitizations or asset transfers (1)	639	605	436	583	752
Sales and other (2)	(32)	64	(8)	(47)	(47)
Net additions	607	1,210	428	536	705
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	221	(171)	(305)	152	2,367
Servicing and foreclosure costs (4)	23	60	(14)	27	93
Discount rates (5)	13	—	—	—	—
Prepayment estimates and other (6)	(55)	(31)	(41)	(5)	(106)
Net changes in valuation model inputs or assumptions	202	(142)	(360)	174	2,354
Changes due to collection/realization of expected cash flows over time	(522)	(519)	(487)	(461)	(515)
Total changes in fair value	(320)	(661)	(847)	(287)	1,839
Fair value, end of quarter	$13,625	13,338	12,789	13,208	12,959

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Amortized MSRs:
Balance, beginning of quarter	$1,406	1,399	1,402	1,406	1,373
Purchases	40	31	26	18	34
Servicing from securitizations or asset transfers	43	41	37	45	66
Amortization	(65)	(65)	(66)	(67)	(67)
Balance, end of quarter	$1,424	1,406	1,399	1,402	1,406
Fair value of amortized MSRs:
Beginning of quarter	$1,990	1,989	2,051	1,956	1,627
End of quarter	2,025	1,990	1,989	2,051	1,956

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Servicing income, net:
Servicing fees (1)		$833	795	882	882	738
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	202	(142)	(360)	174	2,354
Changes due to collection/realization of expected cash flows over time		(522)	(519)	(487)	(461)	(515)
Total changes in fair value of MSRs carried at fair value		(320)	(661)	(847)	(287)	1,839
Amortization		(65)	(65)	(66)	(67)	(67)
Net derivative gains (losses) from economic hedges (3)	(B)	(186)	240	431	(72)	(2,314)
Total servicing income, net		$262	309	400	456	196
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$16	98	71	102	40

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,209	1,223	1,189	1,204	1,205
Owned loans serviced	342	340	343	335	347
Subserviced for others	3	3	4	4	8
Total residential servicing	1,554	1,566	1,536	1,543	1,560
Commercial mortgage servicing:
Serviced for others	495	480	475	474	479
Owned loans serviced	127	128	130	132	132
Subserviced for others	9	8	8	7	8
Total commercial servicing	631	616	613	613	619
Total managed servicing portfolio	$2,185	2,182	2,149	2,156	2,179
Total serviced for others	$1,704	1,703	1,664	1,678	1,684
Ratio of MSRs to related loans serviced for others	0.88%	0.87	0.85	0.87	0.85
Weighted-average note rate (mortgage loans serviced for others)	4.23	4.23	4.23	4.23	4.26

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$504	546	521	569	939
Commercial		95	81	81	101	90
Residential pipeline and unsold/repurchased loan management (1)		67	110	146	102	192
Total		$666	737	748	772	1,221
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$63	73	83	59	75
Refinances as a percentage of applications		38%	37	32	36	48
Wells Fargo first mortgage unclosed pipeline, at quarter end		$23	29	34	28	30
Residential real estate originations:
Purchases as a percentage of originations		64%	72	75	61	50
Refinances as a percentage of originations		36	28	25	39	50
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$23	26	25	21	35
Correspondent		30	32	31	22	36
Other (2)		—	1	—	1	1
Total quarter-to-date		$53	59	56	44	72
Held-for-sale	(B)	$40	44	42	34	56
Held-for-investment		13	15	14	10	16
Total quarter-to-date		$53	59	56	44	72
Total year-to-date		$212	159	100	44	249
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.25%	1.24	1.24	1.68	1.68

(1)	Predominantly includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Balance, beginning of period	$179	178	222	229	239
Assumed with MSR purchases (1)	—	10	—	—	—
Provision for repurchase losses:
Loan sales	4	6	6	8	10
Change in estimate (2)	2	(12)	(45)	(8)	(7)
Net additions (reductions) to provision	6	(6)	(39)	—	3
Losses	(4)	(3)	(5)	(7)	(13)
Balance, end of period	$181	179	178	222	229

(1)	Represents repurchase liability associated with portfolio of loans underlying mortgage servicing rights acquired during the period.

(2)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.